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                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2000, with respect to the consolidated financial statements and schedule of Sovereign Specialty Chemicals, Inc., included in this Registration Statement (Form S-4 No. 333- ) and related Prospectus of Sovereign Specialty Chemicals, Inc. for the Registration of $150,000,000 of 11 7/8% Senior Subordinated Notes due 2010.

                                                       /s/ ERNST & YOUNG LLP

Chicago, Illinois
May 12, 2000